UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under § 240.14a-12
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
July 30, 2019
Dear Stockholder:
You are cordially invited to attend our 2019 Annual Meeting of Stockholders to be held on September 25, 2019, at 1:00 p.m. local time at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2019 Annual Meeting of Stockholders and Proxy Statement.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Carter Validus Mission Critical REIT II, Inc. and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of Carter Validus Mission Critical REIT II, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
Michael A. Seton
Chief Executive Officer and President

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2019

To Carter Validus Mission Critical REIT II, Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on September 25, 2019, at 1:00 p.m. local time at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609. The purposes of the meeting are to:

1. consider and vote upon the election of seven directors to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

2. transact such other business as may properly come before the 2019 Annual Meeting of Stockholders or any adjournment or postponement thereof.

The proposals and other related matters are discussed in the following pages, which are made part of this notice.

Only stockholders of record at the close of business on July 29, 2019 are entitled to receive this notice and to vote at the 2019 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2019 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 25, 2019.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT (A)FOR ALL STOCKHOLDERS OTHER THAN THOSE LISTED IN (B), AT WWW.PROXYPUSH.COM/CVREIT2 WITH THE USE OF THE CONTROL NUMBER ON YOUR PROXY CARD, AND (B) FOR STOCKHOLDERS WITH ACCOUNTS FOR WHICH AXA ADVISORS, LLC, AMERIPRISE FINANCIAL, INC., WELLS FARGO CLEARING SERVICES, LLC, AND LPL FINANCIAL LLC ACT AS BROKER-DEALER OF RECORD, AT WWW.PROXYVOTE.COM WITH THE USE OF THE CONTROL NUMBER ON YOUR PROXY CARD.

You may obtain directions to attend the 2019 Annual Meeting of Stockholders of the Company by calling 813-287-0101.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Sincerely,
By Order of the Board of Directors
Kay C. Neely
Chief Financial Officer, Treasurer and Secretary

Tampa, Florida
July 30, 2019

PLEASE VOTE - YOUR VOTE IS IMPORTANT

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2019 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2019 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement and the proxy card are being mailed to you on or about August 1, 2019.

Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or give your proxy by telephone or over the Internet, you are giving us your permission to vote your shares of common stock at the annual meeting. The person who will vote your shares of common stock at the annual meeting is either Michael A. Seton or Kay C. Neely. They will vote your shares of common stock as you instruct. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or submit your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card or submit your proxy by telephone or over the Internet to us as soon as possible whether or not you plan on attending the meeting in person. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote FOR ALL of the director nominees. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

If you authorize your proxy over the Internet or by telephone, please do not return your proxy card.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on September 25, 2019, at 1:00 p.m. local time at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.

Q:	How many shares of common stock can vote?

A:
As of the close of business on the record date of July 29, 2019, there were 82,333,049 shares of our Class A common stock outstanding, 12,520,172 shares of our Class I common stock outstanding, 38,386,409 shares of our Class T common stock outstanding and 3,458,671 shares of our Class T2 common stock outstanding. Every stockholder of record as of the close of business on July 29, 2019, is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes. For purposes of this proxy statement, when we refer to common stock, we are referring to Class A common stock, Class I common stock, Class T common stock and Class T2 common stock.

Q:	What is a “quorum”?

A:
A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares as of the record date. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum. Broker non-votes will also be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What may I vote on?

A:
At the annual meeting, you will be asked to (i) consider and vote upon the election of seven directors, each to hold office for a one-year term expiring at the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualifies and (ii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Q:	How does the board of directors recommend I vote on the proposals?

A:
The board of directors unanimously recommends that you vote your shares “FOR ALL” nominees for election as director who are named as such in this proxy statement. No director has informed us that he intends to oppose any action intended to be taken by us.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on July 29, 2019, the record date, is entitled to vote at the annual meeting.

Q:	What vote is required to approve each proposal that comes before the annual meeting?

A:
To elect the director nominees, the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees.

Q:	How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may submit a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR ALL nominees for director and (ii) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q:	Will my vote make a difference?

A:
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1) Notifying Kay C. Neely, our Chief Financial Officer, Treasurer and Secretary, in writing at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609;

(2) attending the meeting and voting in person; or

(3)
authorizing another proxy again at a later date using the same procedure as set forth above, but before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the annual meeting other than the election of directors, if any other business is properly presented at the annual meeting, your proxy gives authority to Michael A. Seton, our Chief Executive Officer and President, and Kay C. Neely, our Chief Financial Officer, Treasurer and Secretary, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, our directors and officers, or employees of Carter Validus Advisors II, LLC, our advisor, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of affiliates of our advisor for such services. We have retained Mediant Communications, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of services incidental to the proxy solicitation to be approximately $120,000, excluding out of pocket expenses.

Q:	Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the applicable enclosed proxy card or call us at 813-287-0101 to let us know how many stockholders will be attending the meeting and a suitable meeting room for the attendees can be prepared.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

CVREIT II:
Carter Validus Mission Critical REIT, Inc.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
(813) 287-0101

Mediant Communications, Inc.
P.O. Box 8035
Cary, North Carolina 27512-9916
(844)-391-3599

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all seven members of our board of directors. Those persons elected will serve as directors until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for re-election as directors:

•	Michael A. Seton

•	John E. Carter

•	Robert M. Winslow

•	Jonathan Kuchin

•	Ronald Rayevich

•	Randall Greene

•	Roger Pratt
Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The vote of holders of a majority of all shares present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the board of directors, is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL EXCEPT” will be considered a vote in favor of all nominees except those nominees you specifically list and a vote against the nominees you specifically list. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “WITHHOLD ALL” will be considered a vote against all directors.
THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS.

CERTAIN INFORMATION ABOUT MANAGEMENT
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.
Board Membership Criteria and Selection of Directors
The board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.
The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our board of directors. Pursuant to our charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In its nomination review process, our board of directors solicits candidate recommendations from its own members and management of the Company. We have not and do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the time frame required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the board of directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our board of directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.
Director Nominees
Our board of directors has nominated each of the following individuals for election as a director to serve until our 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Messrs. Kuchin, Greene, Rayevich and Pratt are independent directors.

Name	Age	Positions
John E. Carter	59	Chairman of the Board
Michael A. Seton	47	Director
Robert M. Winslow	69	Director
Jonathan Kuchin	68	Director (Independent)
Randall Greene	70	Director (Independent)
Ronald Rayevich	76	Director (Independent)
Roger Pratt	66	Director (Independent)
John E. Carter has served as the Chairman of our board of directors since January 2013. Mr. Carter served as our Chief Executive Officer from January 2013 to April 2018. Mr. Carter founded and has served as the Chairman of the board of directors of Carter Validus Mission Critical REIT, Inc. since December 2009 and Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. from December 2009 to April 2018. Mr. Carter also served as our President from January 2013 to March 2015 and served as President of Carter Validus Mission Critical REIT, Inc. from December 2009 to March 2015. He also serves as Executive Chairman of Carter Validus Advisors II, LLC. He has served as Chief Executive Officer from January 2013 to July 2015 and Co-Chief Executive Officer of Carter Validus Advisors II, LLC from August 2015 to April 2018, and is a member of the Investment Committee of Carter Validus Advisors II, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services II, LLC since January 2013. Mr. Carter serves as Executive Chairman of our sponsor, Carter Validus REIT Management company II, LLC. He has served as Chief Executive Officer from January 2013 to July 2015 and as Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC, from July 2015 to April 2018. Mr. Carter founded and serves as Executive Chairman of Carter/Validus Advisors, LLC and has served as Chief Executive Officer from December 2009 to August 2015 and Co-Chief Executive Officer from August 2015 to April 2018, a member of the Investment Management Committee of Carter/Validus Advisors, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services, LLC since December 2009. Mr. Carter founded and serves as Executive Chairman of Carter/Validus REIT Investment Management Company, LLC and has served as Chief Executive Officer from December 2009 to July 2015 and Co-Chief Executive Officer of Carter/Validus REIT Investment Management Company from July 2015 to April 2018. Mr. Carter serves as Executive Chairman of CV REIT Management Company, LLC and served as Co-Chief Executive Officer from October 2015 to April 2018. Mr. Carter also served on the Board of Managers for Validus/Strategic Capital Partners, LLC (now Strategic Capital Management Holdings, LLC) from November 2010 to August 2014. Mr. Carter founded and serves as Chairman of the board of directors of Carter Multifamily Growth & Income Fund, LLC. He also serves as Executive Chairman and as a member of the investment committee of the advisor, Carter Multifamily Growth & Income Advisors, LLC and as Executive Chairman of the sponsor, Carter Multifamily Fund Management Company, LLC. In March 2019, Mr Carter founded and serves as Executive Chairman and member of the Investment Committee at Carter Exchange Fund Management, LLC. He also serves as Executive Chairman of CX Reagan Crossing Manager, LLC. Mr. Carter has more than 37 years of real estate experience in all aspects of leasing, asset management, acquisitions, finance, investment and corporate advisory services. Mr. Carter served as Vice Chairman and a principal of Carter & Associates, L.L.C., or Carter & Associates, one of the principals of our sponsor, from January 2000 to June 2016. Mr. Carter has served in such capacities since he merged his company, Newport Partners, LLC, or Newport Partners, to Carter & Associates in January 2000. Mr. Carter founded Newport Partners in November 1989 and grew the company into a full-service real estate firm with approximately 63 associates throughout Florida. Prior to November 1989, Mr. Carter worked for two years at Trammel Crow Company. In the early 1980s, he spent five years at Citicorp where he focused primarily on tax shelter, Industrial Revenue Bonds (IRBs) and other real estate financing transactions. He also was a founding board member of GulfShore Bank (currently Seacoast Bank), a community bank located in Tampa, Florida, serving on the Board from August 2007 until the Bank was sold in April 2017. Mr. Carter is a licensed real estate broker, a retired member of the IPA Board and Executive Committee, a member of IPA’s PAC Board and is a member of NAREIT’s Public Non-Listed REIT Council Executive Committee. Mr. Carter obtained a Bachelor’s degree in Economics with a minor in Mathematics from St. Lawrence University in Canton, New York in 1982 and a Masters in Business Administration from Harvard University in Cambridge, Massachusetts in 1989. Mr. Carter was selected to serve as a director because he has significant real estate experience in various areas. He has expansive knowledge of the real estate industry and has relationships with chief executives and other senior management at numerous real estate companies. Mr. Carter brings a unique and valuable perspective to our board of directors.
Michael A. Seton has served as a director of Carter Validus Mission Critical REIT II, Inc. since July 2018, Chief Executive Officer since April 2018 and as our President since March 2015. He also has served as the Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. since April 2018 and as the President of Carter Validus Mission Critical REIT, Inc. since March 2015. Mr. Seton has served as a member of the Investment Committee of Carter/Validus Advisors, LLC since November 2010. He also serves as Chief Executive Officer of Carter Validus Advisors II, LLC, served as Co-Chief Executive Officer from August 2015 to April 2018, and has served as the President and a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013. Mr. Seton co-founded and serves as the Chief Executive Officer of our sponsor,

Carter Validus REIT Management Company II, LLC, and served as Co-Chief Executive Officer from July 2015 to April 2018 and as President since January 2013. Mr. Seton also serves as the Chief Executive Officer of Carter/Validus Advisors, LLC, served as the Co-Chief Executive Officer from August 2015 to April 2018, and has served as the President of Carter/Validus Advisors, LLC since December 2009. He co-founded and serves as Chief Executive Officer of Carter/Validus REIT Investment Management Company, LLC, served as Co-Chief Executive Officer from July 2015 to April 2018 and served as President of Carter/Validus REIT Investment Management Company, LLC since December 2009. Mr. Seton serves as the Chief Executive Officer of CV REIT Management Company, LLC and served as Co-Chief Executive Officer from October 2015 to April 2018. Mr. Seton serves as the Chief Executive Officer of CV Data Center Growth & Income Fund Manager, LLC. He also serves as Chief Executive Officer and a member of the Investment Committee of CV Data Center Growth & Income REIT Advisors, LLC. Mr. Seton also serves as Chairman of CV Data Center Real Estate Management Services, LLC. Mr. Seton has more than 20 years of real estate investment and finance experience. From December 1996 until June 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of professionals in the origination, structuring, documentation, closing and syndication of real estate financings for private developers, traded and non-traded public real estate investment trusts, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $35 billion in acquisitions and financings during his real estate career. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.
Robert M. Winslow has been a director since July 2016. He has also served as a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013. Mr. Winslow served as the Executive Vice President of Construction, Development and Special Projects of Carter Validus Advisors II, LLC from May 2015 to August 2018. Mr. Winslow also served as the Executive Vice President of Asset Management of Carter Validus Advisors II, LLC from January 2013 to May 2015. He has also served as a member of the Management Committee and Investment Committee of Carter/Validus Advisors, LLC since December 2009. Mr. Winslow also served as the Executive Vice President of Construction, Development and Special Projects of Carter/Validus Advisors, LLC from May 2015 to August 2018. He also served as the Executive Vice President of Asset Management of Carter/Validus Advisors, LLC from December 2009 to May 2015. He has more than 35 years of real estate experience throughout the United States. Mr. Winslow has packaged and managed more than 50 commercial investments in hotels, offices, shopping centers and industrial properties with a value exceeding $300 million. He has served as President and Chief Executive Officer of Global Building and Consulting Corporation, a multi-service residential and commercial investment company specializing in performance-oriented management of real estate assets since 1996. From 1987 to 1989, Mr. Winslow structured a joint venture with Prentiss Properties to serve as the Florida Development Manager for proposed office projects for tenants including, among others, AT&T and Loral Federal Systems. In July 1980, Mr. Winslow founded and served as managing General Partner of Global Properties, LTD through 1985. Global Properties, LTD was a full service real estate brokerage firm that grew to 120 sales associates, and was the first firm with whom Merrill Lynch Realty signed a Letter of Intent to purchase when it entered the Orlando market. Prior to founding Global Properties, LTD in 1980, Mr. Winslow served as Vice President of Winter Park Land Company, an old line private real estate holding company where he reversed two unprofitable divisions and created compatible new construction and real estate brokerage strategies. Mr. Winslow obtained a Bachelor of Arts from Rollins College in Business Administration/Economics in 1971 and an MBA in International Finance from the Roy E. Crummer Graduate School of Business at Rollins College in Winter Park, Florida in 1973. Mr. Winslow was selected to serve as a director because of his significant real estate experience and his expansive knowledge in real estate industries.
Jonathan Kuchin has been an independent director since April 2014. Mr. Kuchin has also served as an independent director of Carter Validus Mission Critical REIT, Inc. since March 2011. Mr. Kuchin, a certified public accountant, has more than 29 years of experience in public accounting, focusing on public companies and their financial and tax issues, including initial public offerings, public financings, mergers and acquisitions, compensation issues (i.e., options, warrants, phantom stock, restricted stock), and implementation and compliance with the Sarbanes-Oxley Act of 2002, or SOX. On June 30, 2010, Mr. Kuchin retired as a tax partner from PricewaterhouseCoopers, or PwC. At retirement, he was a real estate tax partner in the New York City office, where he focused on public and private REIT clients and on SEC reporting aspects of public REITs, including accounting for income taxes and uncertainty of income taxes as well as compliance with SOX. He served in that capacity from June 2006 until his retirement date. From September 2004 to June 2006, Mr. Kuchin was a tax service partner for large corporations at PwC in the New York City office, where he focused on PwC audit clients and their issues relating to accounting for income taxes, compliance with SOX, deferred tax studies, first SEC filings and conversion to GAAP. Prior to June 2006, Mr. Kuchin served as the tax partner in charge of the PwC Seattle office and focused his practice on large public companies and the issues related to SEC filings, accounting for income taxes, SOX, and all other tax issues for public companies. In addition to his client responsibilities in Seattle, he managed the tax practice of 85 tax professionals including partners specializing in international tax, state and local tax, financial service tax and private companies. From October 1988 to July 1997, when he was admitted to the Coopers and Lybrand partnership, Mr. Kuchin held various positions with Coopers & Lybrand. Mr. Kuchin obtained a Bachelor’s degree in Business Economics from the University of California, Santa Barbara in

March of 1981. Mr. Kuchin was selected to serve as an independent director because of his significant real estate experience and his expansive knowledge in the public accounting and real estate industries.
Randall Greene has been an independent director since April 2014. Mr. Greene has also served as an independent director of Carter Validus Mission Critical REIT, Inc. since July 2010. He has over 40 years of experience in real estate management, mortgage banking, construction and property development. Mr. Greene served as Vice President of Charter Mortgage Co. and as President of its subsidiary, St. John’s Management Company, from 1975 to 1977, in which he managed more than 3,500 multifamily units and 300,000 square feet of commercial and retail space throughout Florida. He also was President and Chief Executive Officer of Coastland Corporation of Florida (formerly Nasdaq: CLFL), a community developer in Florida, from 1976 to 1986, in which he supervised the development of more than 2000 acres of residential and commercial properties, the construction of more than 500 homes and a number of commercial and retail developments. From 1986 to 1993, Mr. Greene was the President and a director of Beggins/Greene, Inc., which was the principal developer of Symphony Isles, a waterfront community in Apollo Beach, Florida. From 1992 to 1995, Mr. Greene was a consultant for Eastbrokers, A.B., in which he consulted on the acquisition of hotels and commercial properties throughout Eastern Europe. Mr. Greene serves as the Director and Audit Committee Member for Carter Multifamily Growth & Income Fund since December 2017. Also, Mr. Greene currently serves as the Managing Partner and a director for Greene Capital Partners, LLC, an investment and advisory firm, and has been in this position since 1999, as well as President and a Director of ITR Capital Management, LLC, an investment management firm, positions he has held since September 2009. Mr. Greene also served as the Chief Operating Officer of the Florida Department of Environmental Protection from September 2011 through March 2015. Mr. Greene has also been an executive coach for more than 50 Tampa-area CEOs through Vistage Florida since November 2004, and currently coaches 20 CEOs. Mr. Greene was a member of the Florida Chapter of the Young Presidents’ Organization from 1980-1999 and served as Florida Chapter Chairman in 1995. He is a member of the World Presidents’ Organization, Tampa Young Presidents’ Organization Forum III, Association for Corporate Growth, Leadership Tampa Alumni, and the Financial Planning Association. Mr. Greene is also a Certified Financial Planner. He has been honored as an Outstanding Young Man of America, as an Alumnus of the Year by Phi Kappa Tau Fraternity and is a member of Florida Blue Key. Mr. Greene obtained a Bachelor’s degree, with distinction, from Eckerd College in St. Petersburg, Florida in 1986 and a Masters in Business Administration from The Wharton School, University of Pennsylvania in Philadelphia, Pennsylvania in 1988. Mr. Greene was selected to serve as a director due to his knowledge of the real estate and mortgage banking industries and his previous service as the President and Chief Executive Officer of a public company that was a community developer. Mr. Greene’s experience assists the company in managing and operating as a public company in the real estate industry.
Ronald Rayevich has been an independent director since April 2014. Mr. Rayevich has also served as an independent director of Carter Validus Mission Critical REIT, Inc. since July 2010. He has been active in residential and commercial real estate and investment management since 1965. In 1995, following an early retirement, Mr. Rayevich formed Raymar Associates, Inc. and since that time has been active as a commercial real estate consultant. Recent clients include the Carlyle Realty, L.P., a Washington, DC based real estate investment arm of the Carlyle Group from 1996 to 2011 and Advance Realty, a New Jersey based real estate investment and development company (1995 through 2012 and 2015 to date), where he currently serves as a member of its Advisory Board. Mr. Rayevich spent most of his career with Prudential Insurance Company (now Prudential Financial) (1965 to 1979 and from 1985 to the end of 1994), last serving as President and COO of The Prudential Realty Group with responsibility for the management of the insurance company’s then $6.5 billion commercial real estate portfolio. From 1982 to 1985, Mr. Rayevich was Managing Director, Investment Banking, with Prudential-Bache Securities (now Wells Fargo Advisors). And from 1979 to 1982, he served as Vice President for Investments at Columbia University with management responsibility for the university’s entire endowment. Mr. Rayevich holds a BA in History from The Citadel (1964) and an MBA in Finance from Florida State University (1971). In 1997 he served as National President (now-Chairman) of NAIOP, the Commercial Real Estate Development Association. As a Director Emeritus of this 19,000-member commercial real estate association, he was the founder of its National Forums program and founding Chairman and Governor of the NAIOP Research Foundation, where he continues to be active as Chair of its Audit and Investment Committees. Since 1991 he has been a Full Member of the Urban Land Institute. He has served for 12 years (2003 - 2015) as a member of The Citadel Trust, which manages a $90 million portion of The Citadel’s endowment and was elected its Chairman for the maximum term of six years. Mr. Rayevich was selected to serve as an independent director due to his significant experience in the real estate and financial services industries and he brings valuable knowledge and insight into the real estate investment process.
Roger Pratt has been an independent director and member of the Audit Committee of Carter Validus Mission Critical REIT II, Inc. since July 2018. Mr. Pratt currently serves as Senior Advisor to the Elite International Investment Fund. Mr. Pratt was the Managing Director for Prudential Real Estate Investors (PREI) from 1995 until his retirement in 2014. In this capacity he served as a senior leader at PREI, which over the course of his 32-year career with PREI became a global real estate manager with over $50 billion in gross assets under management. Mr. Pratt served as a member of PREI’s U.S., Latin American and Global Investment and Management Committees. Mr. Pratt directed open-end, closed-end, and single client account funds, and played a leading role in raising capital from more than 100 institutional investors including public, corporate and union funds as well as foundations and endowments. As the Co-Chief Risk & Investment Officer at PREI from 2012 to 2014, Mr.

Pratt developed a strategic plan for PREI’s global proprietary capital portfolio, initiated a global portfolio review process, revamped and standardized the firm’s investment committee cases, created a Global Investment Committee, and instituted a “scorecard” for new products and funds. As a US Senior Portfolio Manager at PREI from 1995 to 2011, he directed open-end, closed-end and single client funds with gross assets over $13 billion during his tenure. From 1992 to 1995, he was the Portfolio Manager, and from 1995 to 2011 the Senior Portfolio Manager, of Prudential’s enhanced core equity real estate portfolio, PRISA II. On behalf of PRISA II, he served on the board of trustees of Starwood Hotels and Resorts Worldwide, Inc. from 1997 to 1999 (NYSE:HOT). In 2003, Mr. Pratt developed and launched PRISA III, serving as its Senior Portfolio Manager until 2010. He also directed PREI’s US Single Client accounts from 1997 to 2011, and its Senior Housing platform from 2003 to 2010. Mr. Pratt began his career with the Prudential Realty Group (PRG) in 1982 as an asset manager and later served as the head of PRG’s New Jersey regional office and co-head of PRG’s national development portfolio. Mr. Pratt earned a Master’s of Regional Planning in 1976 from the University of North Carolina and a Master’s in Business Administration in 1982 as a Dean’s Scholar from the University of North Carolina. He received his B.A. as a Phi Beta Kappa graduate of the College of William and Mary in Williamsburg, Virginia in 1974. From 1976 to 1980, he served as a Community Development Planner for the State of North Carolina. Mr. Pratt serves on the Wood Center Real Estate Studies Advisory Board at the University of North Carolina, the Foundation Board of the Mason School of Business at the College of William and Mary, the Board of Directors of the Schumann Fund for New Jersey, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C. Mr. Pratt was selected to serve as an independent director because of his significant real estate and capital markets experience.
Attendance at Board Meetings and the Annual Stockholder Meeting
The board of directors held eleven meetings during the fiscal year ended December 31, 2018. Each of our incumbent directors attended at least 81% of the aggregate total number of meetings of our board of directors held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of our board of directors on which he served during the periods in which he served.
Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. Three of our directors attended the 2018 Annual Meeting of Stockholders.
Director Independence
As required by our charter, a majority of the members of our board of directors must qualify as “independent directors” as affirmatively determined by the board of directors. Our board of directors consults with our legal counsel and counsel to the independent directors, as applicable, to ensure that our board of directors’ determinations are consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent director.”
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Kuchin, Greene, Rayevich and Pratt, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA REIT Guidelines, was attached as an appendix to the proxy statement for our 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2018. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.
Committees of our Board of Directors
Audit Committee
The board of directors maintains one standing committee, the audit committee, to assist in fulfilling its responsibilities. The audit committee is composed of Messrs. Kuchin, Greene, Rayevich and Pratt, all four of whom are independent directors. The audit committee reports regularly to the full board and annually evaluates its performance. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our website at

www.cvmissioncriticalreit2.com by clicking on “Corporate Governance,” and then on “Audit Committee Charter.”
Although our shares are not listed for trading on any national securities exchange, all four members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our charter and applicable rules and regulations of the SEC. While all four members of the audit committee have significant financial and/or accounting experience, the board of directors has determined that Mr. Kuchin satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Kuchin as our audit committee financial expert. The audit committee met five times during 2018.
Compensation Committee
Our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors.
Nominating Board of Directors - Functions
We believe that our board of directors is qualified to perform the functions typically delegated to a nominating committee, and that the formation of a separate committee is not necessary at this time. Therefore, all members of our board of directors develop the criteria necessary for prospective members of our board of directors and participate in the consideration of director nominees. The primary functions of the members of our board of directors relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the board of directors, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board of directors by mail at: Chairman of Carter Validus Mission Critical REIT II, Inc. Audit Committee, c/o Corporate Secretary, 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.
The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.
Board Leadership Structure; Independent Lead Director
The board of directors believes that independent oversight of management is an important component of an effective board of directors. Our board of directors currently operates under a leadership structure with separate roles for our chairman of the board of directors and our Chief Executive Officer. Mr. Carter, chairman of the board of directors, presides over meetings of the board of directors and Mr. Seton, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs, day-to-day operations and presides over the annual meeting of stockholders. The board of directors has determined that the current structure is the most appropriate at the time, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.
The board of directors also believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of chairman of the board and chief executive officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our advisor. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The audit committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•
Our advisor has a one-year contract, with an annual review by, and renewal subject to the approval, of our board of directors, including a majority of the independent directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.
The Board’s Role in Risk Oversight
The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of the Company’s executive officers and our advisor. In particular, the board of directors may determine at any time to terminate our advisor, and must evaluate the performance of our advisor, and re-authorize the advisory agreement, on an annual basis.
In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The audit committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors, our officers and employees, and the employees of our advisor. The policy may be located on our website at www.cvmissioncriticalreit2.com by clicking on “Corporate Governance,” and then on “Code of Business Conduct and Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Compensation of Directors
Directors who are also officers, employees or otherwise an affiliate of our advisor or their affiliates (Messrs. Carter, Winslow and Seton) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each non-employee director receives compensation for service on the board of directors and any of its committees as provided below:

•	an annual retainer of $40,000;

•	an additional retainer of $45,000 for the special committee board members;

•
an additional annual retainer of $10,000 to the chairman of the audit committee (the additional annual retainer to the chairman of the audit committee increased from $7,500 to $10,000, effective September 1, 2018);

•	$2,000 for each board meeting attended in person;

•	$2,000 for each committee meeting attended in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee);

•	$500 per board or committee meeting attended by telephone conference; and

•
in the event that there is a meeting of the board of directors and one or more committees on a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairman of the audit committee, if there is a meeting of that committee).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Further, we have authorized and reserved 300,000 shares of our Class A common stock for issuance under the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, or the Incentive Plan, and we granted 3,000 shares of Class A common stock to each of our independent directors at the time we satisfied the minimum offering requirement in our offering in connection with each director's initial election or appointment to the board of directors. The Incentive Plan provides for annual grants of 3,000 shares of Class A common stock to each of our independent directors in connection with such independent director’s subsequent re-election to our board of directors, provided, such independent director is an independent director of our company during such annual period. Restricted stock issued to our independent directors will vest over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensations Earnings	All Other Compensation		Total
John E. Carter	$—	$—	$—	$—	$—	$—		$—
Michael A. Seton	$—	$—	$—	$—	$—	$—		$—
Robert M. Winslow	$—	$—	$—	$—	$—	$—		$—
Jonathan Kuchin (1)	$65,833	$27,540	$—	$—	$—	$16,040	(5)	$109,413
Randall Greene (2)	$55,500	$27,540	$—	$—	$—	$10,350	(6)	$93,390
Ronald Rayevich (3)	$70,500	$27,540	$—	$—	$—	$12,289	(7)	$110,329
Roger Pratt (4)	$31,833	$27,540	$—	$—	$—	$3,787	(8)	$63,160

(1)
On July 20, 2018, Jonathan Kuchin was awarded 3,000 restricted shares of Class A common stock in connection with his re-election to the board of directors. The grant date fair value of the stock was $9.18 per share for an aggregate amount of $27,540. As of December 31, 2018, all of the 3,000 shares of common stock remain unvested.

(2)
On July 20, 2018, Randall Greene was awarded 3,000 restricted shares of Class A common stock in connection with his re-election to the board of directors. The grant date fair value of the stock was $9.18 per share for an aggregate amount of $27,540. As of December 31, 2018, all of the 3,000 shares of common stock remain unvested.

(3)
On July 20, 2018, Ronald Rayevich was awarded 3,000 restricted shares of Class A common stock in connection with his re-election to the board of directors. The grant date fair value of the stock was $9.18 per share for an aggregate amount of $27,540. As of December 31, 2018, all of the 3,000 shares of common stock remain unvested.

(4)
On July 24, 2018, Roger Pratt was awarded 3,000 restricted shares of Class A common stock in connection with his election to the board of directors. The grant date fair value of the stock was $9.18 per share for an aggregate amount of $27,540. As of December 31, 2018, all of the 3,000 shares of common stock remain unvested.

(5)
Of this amount, $9,939 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $6,101 represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.

(6)
Of this amount, $9,767 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $583 represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.

(7)
Of this amount, $8,553 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $3,736 represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.

(8)
Of this amount, $857 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $2,930 represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.

Compensation Committee Interlocks and Insider Participation
We do not have a standing compensation committee and do not separately compensate our executive officers. Therefore, none of our executive officers participated in any deliberations regarding executive compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
During the fiscal year ended December 31, 2018, Robert M. Winslow, John E. Carter, Michael A. Seton and Kay C. Neely also served as officers, directors and/or key personnel of our advisor, our property manager, and/or other affiliated entities. As such, they did not receive any separate compensation from us for services as our directors and/or executive officers. For information regarding transactions with such related parties, see the section entitled “Transactions with Related Persons, Promoters and Certain Control Person.”

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2018, or written representations that no additional forms were required, to the best of our knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis.
Executive Officers
The following individuals currently serve as our executive officers:
For biographical information regarding Michael A. Seton, see “Certain Information About Management-Board of Directors-Director Nominees”.
Kay C. Neely has served as Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT II, Inc. and Carter Validus Advisors II, LLC since September 2018, and as Secretary of Carter Validus Mission Critical REIT II, Inc. and Carter Validus Advisors II, LLC since June 2019. Ms. Neely has also served as Chief Financial Officer, Treasurer and Secretary of Carter Validus Mission Critical REIT, Inc. and Chief Financial Officer and Secretary of Carter/Validus Advisors, LLC since June 2019. Ms. Neely has also served as the Chief Financial Officer, Treasurer and Secretary of Carter Validus REIT Management Company II, LLC and Carter/Validus REIT Investment Management Company, LLC since June 2019. In addition, Ms. Neely has served as the Executive Vice President of Finance and Accounting of CV Data Center Growth & Income REIT Advisors, LLC since November 2018, and has served as President of CV Data Center Growth & Income Fund Manager, LLC and Chief Executive Officer of CV Data Center Real Estate Management Services, LLC since June 2019. Ms. Neely served as the Senior Vice President of Accounting of Carter Validus Advisors II, LLC from January 2016 through September 2018, and as the Senior Vice President of Accounting of Carter/Validus Advisors, LLC from January 2016 through June 2019, where she was responsible for the oversight of the accounting and financial reporting functions, as well as managing all accounting department personnel. Ms. Neely brings approximately 18 years of real estate accounting and operations experience. Ms. Neely began her career with KPMG LLP in 1999 as a staff accountant in the audit practice and became a manager in June 2003, serving in such capacity until June 2005. From June 2005 to January 2008, Ms. Neely was an audit senior manager with KPMG LLP, where she planned, organized, staffed and administered audit engagements for public and private entities primarily in the real estate sector, including real estate investment trusts and investment funds. From March 2010 to January 2016, Ms. Neely was Associate Director of Audit Resource Management at KPMG LLP, where she managed the daily operations and financial planning for audit practices in 10 offices located in the Southeast and Puerto Rico, which consisted of over 400 audit partners, managers and staff. Ms. Neely graduated in the top 10% of her class at Emory University, Goizueta Business School in Atlanta, Georgia in 1998 with a Bachelor in Business Administration with concentrations in Accounting and Finance. She holds a current Certified Public Accountant license in the state of Georgia.
Compensation of Executive Officers
We have no employees. Our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. In addition, our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.
Our executive officers are also officers of our advisor, and its affiliates, including Carter Validus Real Estate Management Services II, LLC, our property manager, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement and our property management and leasing agreement. We also reimburse our advisor for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor and property manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans and Unregistered Sales of Equity Securities
We adopted the Incentive Plan, pursuant to which our board of directors has the authority to grant restricted or deferred stock awards to persons eligible under the plan. The maximum number of shares of our Class A common stock that may be issued pursuant to the Incentive Plan is 300,000, subject to adjustment under specified circumstances. The following table provides information regarding the Incentive Plan as of December 31, 2018:

Plan Category	Number of Securities to Be Issued upon Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	—	—	252,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	252,000

(1)
On July 20, 2018, we granted an aggregate of 9,000 restricted shares of Class A common stock to our independent directors, which were awarded in connection with each independent director’s re-election to our board of directors. Additionally, on July 24, 2018, we granted 3,000 restricted shares of Class A common stock in connection with the election of a new independent board member. The fair value of each share of our restricted common stock was estimated at the date of grant at $9.18 per share. As of December 31, 2018, we had issued an aggregate of 48,000 shares of restricted stock to our independent directors in connection with their appointment or re-election to our board of directors. Restricted stock issued to our independent directors vests over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

The shares described above were not registered under the Securities Act and were issued in reliance on Section 4(a)(2) of the Securities Act.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of July 29, 2019, regarding the beneficial ownership of our common stock by each person known by us to own 5.0% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 82,333,049 shares of Class A common stock outstanding, 12,520,172 shares of Class I common stock outstanding, 38,386,409 shares of Class T common stock outstanding and 3,458,671 shares of Class T2 common stock outstanding, as of July 29, 2019.

Name of Beneficial Owner (1)	Number of Class A Shares of Common Stock Beneficially Owned (2)	Percentage of All Class A Common Stock
Carter Validus REIT Management Company II, LLC	20,000	*
Directors
John E. Carter	(3)	*
Michael A. Seton	(4)	*
Robert M. Winslow	(5)	*
Jonathan Kuchin (6)	18,496	*
Randall Greene (6)	17,314	*
Ronald Rayevich (6)	15,000	*
Roger Pratt (6)	3,204	*
Executive Officers
Kay C. Neely	(7)
All officers and directors as a group (8 persons)	74,014	*
*    Represents less than 1% of the outstanding Class A common stock.

(1)	The address of each beneficial owner listed is c/o Carter Validus Mission Critical REIT II, Inc., 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following July 29, 2019. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
Mr. Carter is Executive Chairman of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Carter disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(4)
Mr. Seton is the Chief Executive Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Seton disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(5)
Mr. Winslow directly or indirectly controls Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Winslow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(6)	Represents restricted shares of our Class A common stock issued to the beneficial owner in connection with his initial election and his subsequent election to the board of directors.

(7)
Ms. Neely is the Chief Financial Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Ms. Neely disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of her pecuniary interest.

AUDIT COMMITTEE REPORT
Independent Auditors
KPMG LLP (“KPMG”) is the independent registered public accounting firm selected by our audit committee for the fiscal year ended December 31, 2019. KPMG has served as our independent registered public accounting firm since 2013. The audit committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws. KPMG representatives will be present at the 2019 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. In addition, KPMG representatives will be available to respond to appropriate questions posed by any stockholders.
During the period beginning January 11, 2013 through the most recent fiscal year ended December 31, 2018 and through the subsequent interim period, neither the Company nor anyone on its behalf consulted with KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).
The audit committee reviewed the audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of KPMG. The aggregate fees billed to us for professional accounting services by KPMG for the years ended December 31, 2018 and December 31, 2017 are respectively set forth in the table below.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Audit fees	$514,000	$595,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	10,890	10,890
Total	$524,890	$605,890
For purpose of the preceding table, the professional fees are classified as follows:

•
Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

•
Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes Oxley Act of 2002.

•
Tax fees - These are fees for all professional services performed by professional staff, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees - These are fees for other permissible work performed that do not meet the above-described categories, including a subscription to an accounting research website.
Pre-Approval Policies
The audit committee’s charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, including a subscription to an accounting research website, require specific pre-approval by the audit committee prior to the engagement of KPMG. All amounts specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by KPMG for the years ended December 31, 2018 and December 31, 2017 were pre-approved in accordance with the policies and procedures described above.
Report of the Audit Committee
Pursuant to the audit committee charter adopted by the Company’s board of directors, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The audit committee is composed of four independent directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The audit committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.
In this context, in fulfilling its oversight responsibilities, the audit committee reviewed and discussed the 2018 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The audit committee reviewed with KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the audit committee has received the written disclosures from KPMG required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.
The audit committee discussed with KPMG the overall scope and plans for the audit. The audit committee meets periodically with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the 2018 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
The Audit Committee of the Board of Directors:
Jonathan Kuchin (Chairman)
Randall Greene
Ronald Rayevich
Roger Pratt

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2018 and three months ended March 31, 2019. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Each of our executive officers and our non-independent directors, Messrs. Carter, Seton, and Winslow, is affiliated with our advisor and its affiliates. In addition, each of our executive officers also serves as an officer of our advisor, property manager and/or other affiliated entities.
Carter Validus REIT Management Company II, LLC, or our sponsor, owns a 77.5% managing member interest in our advisor. Strategic Capital Management Holdings, LLC, which is wholly owned by Validus/Strategic Capital, and is the owner of Strategic Capital Advisory Services, LLC and SC Distributors, LLC, owns a 22.5% non-managing member interest in our advisor, and has no voting interest in our advisor. Our sponsor is directly or indirectly controlled by Messrs. Carter and Seton, as they, along with others who are not our executive officers or directors, are members of our sponsor.
We are externally advised by the Advisor, which is our affiliate, pursuant to an advisory agreement by and among us, or Operating Partnership and our advisor. Our advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our advisor also provides marketing, sales and client services related to real estate on our behalf. Our advisor engages affiliated entities to provide various services to us. Our advisor is managed by, and is a subsidiary of Carter Validus REIT Management Company II, LLC, or our sponsor. The Company has no direct employees. Substantially all of the Company's business is managed by our advisor. The employees of the Advisor and other affiliates provide services to the Company related to acquisitions, property management, asset management, accounting, investor relations, and all other administrative services.
SC Distributors, LLC, an affiliate of our advisor, or the dealer manager, served as the dealer manager of our initial public offering (“Initial Offering”) and our follow-on offering (“Offering”). The dealer manager received fees for services related to the Initial Offering and the Offering. We continue to pay the dealer manager a distribution and servicing fee with respect to its Class T and T2 shares that were sold in the Initial Offering and Offering.
Organization and Offering Expenses
We reimburse the Advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement did not cause the selling commissions, dealer manager fees, distribution and servicing fees and other organization and offering expenses to exceed 15.0% of the gross proceeds of our Initial Offering or Offering, respectively. Other offering costs, which are offering expenses other than selling commissions, dealer manager fees and distribution and servicing fees, associated with our Initial Offering and Offering, which terminated on November 24, 2017 and November 27, 2018, respectively, were approximately 2.0% and 2.5% of the gross proceeds, respectively.
As of March 31, 2019, we reimbursed the Advisor and its affiliates approximately $19,269,000 in other offering costs. As of March 31, 2019, since inception, we paid approximately $548,000 to an affiliate of the Dealer Manager in other offering costs. Other organization expenses are expensed as incurred and offering costs are charged to stockholders’ equity as incurred.
 Selling Commissions, Dealer Manager Fees and Distribution and Servicing Fees
Through the termination of the Offering on November 27, 2018, we paid the Dealer Manager selling commissions and dealer manager fees in connection with the purchase of shares of certain classes of common stock. We continue to pay the Dealer Manager a distribution and servicing fee with respect to its Class T and T2 shares that were sold in our Initial Offering and Offering.
We will cease paying the distribution and servicing fee with respect to Class T shares at the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) such Class T shares no longer being outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement.
We will cease paying the distribution and servicing fee with respect to a Class T2 share at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of this Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from this Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share (including associated Class T2 DRIP shares) will convert into a number of Class I shares (including any fractional shares) with an equivalent of NAV as such share. Stockholders will receive a confirmation notice when their Class T2 shares have been converted into Class I shares. We currently expect that any such conversion will be on a one-for-one basis, as we expect the NAV per share of each Class T2 share and Class I share to be the same.
All selling commissions were expected to be re-allowed to participating broker-dealers. The dealer manager fee could be partially re-allowed to participating broker-dealers. No selling commissions, dealer manager fees and distribution and servicing fees are paid in connection with purchases of shares of any class made pursuant to the DRIP.
Class A Shares
Through the termination of the Offering, we paid the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds per Class A share. In addition, we paid the Dealer Manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares.
Class I Shares
We did not pay selling commissions with respect to Class I shares. Through the termination of the Offering, the Dealer Manager may have received up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% was funded by the Advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds was waived in the event an investor purchased Class I shares through a registered investment advisor that was not affiliated with a broker dealer.
Class T Shares
We paid the Dealer Manager selling commissions of up to 3.0% of the gross offering proceeds per Class T share. In addition, we paid the Dealer Manager a dealer manager fee up to 3.0% of gross offering proceeds from the sale of Class T shares. We ceased offering Class T shares in the Offering on March 14, 2018. Beginning on March 15, 2018, we offered Class T2 shares in the Offering, as described below.
Class T2 Shares
Through the termination of the Offering, we paid the Dealer Manager selling commissions of up to 3.0% of gross offering proceeds per Class T2 share. In addition, we paid the Dealer Manager a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of Class T2 shares.
Acquisition Fees and Expenses
We pay to the Advisor 2.0% of the contract purchase price of each property or asset acquired. In addition, we reimburse the Advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on properties not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. Since our formation through March 31, 2019, we reimbursed the Advisor approximately 0.01% of the aggregate purchase price all of properties acquired. Acquisition fees and expenses associated with the acquisition of properties determined to be business combinations are expensed as incurred, including investment transactions that are no longer under consideration, and are included in acquisition related expenses in the consolidated statements of comprehensive income. Acquisition fees and expenses associated with transactions determined to be an asset acquisition are capitalized in real estate, net, in the consolidated balance sheets.

Asset Management Fees
We pay to the Advisor an asset management fee calculated on a monthly basis in an amount equal to 1/12th of 0.75% of aggregate asset value, which is payable monthly in arrears.
Property Management Fees
In connection with the rental, leasing, operation and management of our properties, we pay the Property Manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed, or property management fees. We reimburse the Property Manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including certain salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of its executive officers. The Property Manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, it will pay them customary market fees and may pay the Property Manager an oversight fee equal to 1.0% of the gross revenues of the properties managed. In no event will we pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Property Management fees are recorded in rental and parking expenses in the consolidated statements of comprehensive income.
Operating Expenses
We reimburse the Advisor for all operating expenses it paid or incurred in connection with the services provided to us, subject to certain limitations. Expenses in excess of the operating expenses in the four immediately preceding quarters that exceed the greater of (a) 2.0% of average invested assets or (b) 25% of net income, subject to certain adjustments, will not be reimbursed unless the independent directors determine such excess expenses are justified. We will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives an acquisition fee or a disposition fee. Operating expenses incurred on our behalf are recorded in general and administrative expenses in the consolidated statements of comprehensive income.
On May 15, 2017, the Advisor employed Gael Ragone, who is the daughter of John E. Carter, the chairman of our board of directors, as Vice President of Product Management of Carter Validus Advisors II, LLC. Effective June 18, 2018, Ms. Ragone is no longer employed by the Advisor. We directly reimbursed the Advisor any amounts of Ms. Ragone's salary that were allocated to us. For the years ended December 31, 2018 and 2017, the Advisor allocated approximately $69,000 and $98,000, respectively, which is included in other offering costs in the consolidated balance sheets.
Leasing Commission Fees
We also pay the Property Manager a separate fee for the one-time initial lease-up, leasing-up of newly constructed properties or re-leasing to existing tenants. Leasing commission fees are capitalized in other assets, net, in the consolidated balance sheets and amortized over the term of the related lease.
Construction Management Fees
For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay the Property Manager up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable, or construction management fees. Construction management fees are capitalized in real estate, net, in the consolidated balance sheets.
Disposition Fees
We will pay our Advisor, or its affiliates, if it provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, a disposition fee, equal to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved, without exceeding the lesser of 6.0% of the contract sales price or a reasonable, customary and competitive real estate commission. As of March 31, 2019, we had not incurred any disposition fees to the Advisor or its affiliates.
Subordinated Participation in Net Sale Proceeds
Upon the sale of the Company, the Advisor will receive 15% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors, or the subordinated participation in net sale proceeds. As of March 31, 2019, we had not incurred any subordinated participation in net sale proceeds to the Advisor or its affiliates.
Subordinated Incentive Listing Fee
Upon the listing of our shares on a national securities exchange, the Advisor will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors, or the subordinated incentive listing fee. As of March 31, 2019, we had not incurred any subordinated incentive listing fees to the Advisor or its affiliates.
Subordinated Distribution Upon Termination Fee
Upon termination or non-renewal of the advisory agreement, with or without cause, the Advisor will be entitled to receive subordinated termination fees from the Operating Partnership equal to 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0%cumulative, non-compounded return to investors. In addition, the Advisor may elect to defer its right to receive a subordinated termination fee upon termination until either shares of our common stock are listed and traded on a national securities exchange or another liquidity event occurs. As of March 31, 2019, we had not incurred any subordinated termination fees to the Advisor or its affiliates.
The following table details amounts payable to affiliates in connection with our related parties transactions as described above and as of March 31, 2019 and December 31, 2018 (amounts in thousands):

		Payable
		March 31, 2019	December 31, 2018
Fee	Entity
Other offering costs reimbursement	Carter Validus Advisors II, LLC and its affiliates	$—	$89
Selling commissions and dealer manager fees	SC Distributors, LLC	—	—
Distribution and servicing fees	SC Distributors, LLC	9,300	10,218
Acquisition fees	Carter Validus Advisors II, LLC and its affiliates	—	32
Asset management fees	Carter Validus Advisors II, LLC and its affiliates	1,165	1,182
Property management fees	Carter Validus Real Estate Management Services II, LLC	483	420
Operating expense reimbursement	Carter Validus Advisors II, LLC and its affiliates	224	421
Leasing commission fees	Carter Validus Real Estate Management Services II, LLC	3	25
Construction management fees	Carter Validus Real Estate Management Services II, LLC	181	40
Total		$11,356	$12,427
The following table details amounts incurred to affiliates in connection with our related parties transactions as described above for the three months ended March 31, 2019 and the year ended December 31, 2018 (amounts in thousands):

		Incurred
		For the Three Months Ended March 31,	For the Year Ended December 31,
Fee	Entity	2019	2018
Other offering costs reimbursement	Carter Validus Advisors II, LLC and its affiliates	$—	$2,154
Selling commissions and dealer manager fees	SC Distributors, LLC	—	4,836
Distribution and servicing fees	SC Distributors, LLC	(52)	368
Acquisition fees	Carter Validus Advisors II, LLC and its affiliates	—	4,226
Asset management fees	Carter Validus Advisors II, LLC and its affiliates	3,494	13,114
Property management fees	Carter Validus Real Estate Management Services II, LLC	1,209	4,391
Operating expense reimbursement	Carter Validus Advisors II, LLC and its affiliates	730	1,804
Leasing commission fees	Carter Validus Real Estate Management Services II, LLC	3	497
Construction management fees	Carter Validus Real Estate Management Services II, LLC	129	243
Total		$5,513	$31,633

Review, Approval or Ratification of Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, (A) our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our directors and our advisor and its affiliates, and (2) certain future offerings, and (B) the advisory agreement contains procedures and restrictions relating to the allocation of investment opportunities among entities affiliated with our advisor. These restrictions include, among others, the following:

•
We will not purchase or lease properties from our sponsor, our advisor, any of our directors, or any of their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value, as determined by an independent appraiser. We will not sell or lease properties to our sponsor, our advisor, any of our directors, or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•
We will not make any loans to our sponsor, our advisor, any of our directors, or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, if such mortgage loan is insured or guaranteed by a government or government agency or provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, at the end of each fiscal quarter for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that we will not reimburse our advisor at the end of any fiscal quarter for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the four consecutive fiscal quarters then ended exceeded the greater of (i) 2.0% of our average invested assets for such period or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for such period, unless our independent directors determine such excess expenses are justified.

•
If an investment opportunity becomes available that is deemed suitable, after our advisor’s and our board of directors’ consideration of pertinent factors, for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one such entity, our advisor and our board of directors shall examine, among others, the following factors:

◦	the anticipated cash flow and the cash requirements of each such entity;

◦	the effect of the acquisition on diversification of each program’s investments by type of property, geographic area and tenant concentration;

◦	the policy of each program relating to leverage of properties;

◦	the income tax effects of the purchase to each program;

◦	the size of the investment; and

◦	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of the acquisition or construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including our independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is reasonable and applied fairly to us.

We adopted an asset allocation policy to allocate property acquisitions among Carter Validus Mission Critical REIT, Inc. and any other program sponsored by Carter Validus REIT Management Company II, LLC and its affiliates. All transactions will be allocated among us, Carter Validus Mission Critical REIT, Inc. and any other programs sponsored by Carter Validus REIT Management Company II, LLC by our investment committee in a manner consistent with our general investment allocation policy.

•
We will not accept goods or services from our sponsor, our advisor, our directors, or any of their or its affiliates or enter into any other transaction with our sponsor, our advisor, our directors, or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

STOCKHOLDER PROPOSALS
Because the 2019 Annual Meeting was delayed more than 30 days from July 20, 2019, the first anniversary of the 2018 Annual Meeting, in accordance with our bylaws, proposals by stockholders for inclusion in proxy solicitation material for the 2019 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2019 Annual Meeting of Stockholders, must received by our Chief Financial Officer, Treasurer and Secretary, Kay C. Neely, no later than August 8, 2019, the tenth day following this public announcement, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Any proposals by stockholders for inclusion in proxy solicitation material for the 2020 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2020 Annual Meeting of Stockholders, must be received by our Chief Financial Officer, Treasurer and Secretary, Kay C. Neely, at our offices no later than March 31, 2020, and must comply with the requirements of Rule 14a-8 under the Exchange Act. If a stockholder wishes to present a proposal at the 2020 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2020 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Chief Financial Officer, Treasurer and Secretary, Kay C. Neely, at our offices no earlier than March 1, 2020, and no later than March 31, 2020. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 was mailed to stockholders on or about April 30, 2019. Our Annual Report on Form 10-K is incorporated in this proxy statement and is deemed a part of the proxy soliciting material.

ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: CARTER VALIDUS MISSION CRITICAL REIT II, INC., 4890 W. KENNEDY BLVD., SUITE 650, TAMPA, FLORIDA 33609, ATTENTION: SECRETARY.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2019 Annual Meeting of Stockholders other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
You may also obtain our other SEC filings and certain other information concerning us through the Internet at www.sec.gov and www.cvmissioncriticalreit2.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

Sincerely,
By Order of the Board of Directors
Kay C. Neely
Chief Financial Officer, Treasurer and Secretary

PLEASE VOTE - YOUR VOTE IS IMPORTANT

CARTER VALIDUS MISSION CRITICAL REIT II

P.O. BOX 8035, CARY, NC 27512-9916

VOTE BY INTERNET:

Go To: **www.proxypush.com/cvreit2**

- Cast your vote online **up until 1:00 p.m. Eastern Time on September 25, 2019.**
- **Have your Proxy Card ready**.
- Follow the simple instructions to record your vote.
- If you vote by Internet, you do not have to return your paper ballot.

VOTE BY PHONE:

Call **1-866-834-6031**

- Use any touch-tone telephone to transmit your voting instructions **up until 1:00 p.m. Eastern Time on September 25, 2019.**
- **Have your Proxy Card ready**.
- Follow the simple recorded instructions.

VOTE BY MAIL:

- Mark, sign and date your Proxy Card.
- Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.
- **Completed Proxy Cards must be received by September 25, 2019.**

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 25, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE VOTE BY SEPTEMBER 25, 2019

The undersigned stockholder of Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, hereby appoints Michael A. Seton and Kay C. Neely, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2019 Annual Meeting of Stockholders of Carter Validus Mission Critical REIT II, Inc. to be held on September 25, 2019, at 1:00 p.m. (local time), at the offices of Carter Validus Mission Critical REIT II, Inc., located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the accompanying proxy statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Carter Validus Mission Critical REIT II, Inc. board of directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2019 Annual Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER

Signature and Title, if applicable

Additional Signature (if held jointly)

Date

Scan code for mobile voting

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

PXY-CVREIT2-V3

Important Notice Regarding the Availability of Proxy Materials for the Carter Validus Mission Critical REIT II, Inc. Annual Meeting of Stockholders to be held September 25, 2019. The Proxy Statement for this meeting are available at: www.proxypush.com/cvreit2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN PROPOSAL NO. 1. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

Nominees:	**FOR**	**WITHHOLD**
(01) Michael A. Seton	☐	☐
(02) John E. Carter	☐	☐
(03) Robert M. Winslow	☐	☐
(04) Jonathan Kuchin	☐	☐
(05) Ronald Rayevich	☐	☐
(06) Randall Greene	☐	☐
(07) Roger Pratt	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

PXY-CVREIT2-V3